Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Revenue and Profit Growth in

Third Quarter, Affirms Full-year Guidance Ranges

Highlights

•	Sales of $1.98 billion, an 8 percent increase of $147 million

•	Net income attributable to Dana of $95 million; diluted EPS of $0.65

•	Adjusted EBITDA of $240 million, providing a margin of 12.1 percent

•	Profit increase of $24 million over third quarter last year

•	Margin increase of 30 basis points over third quarter last year

•	Diluted adjusted EPS of $0.77, an improvement of 31 percent over third quarter last year

•	Operating cash flow of $124 million; free cash flow of $34 million

•	Announced strategic acquisition of Oerlikon Drive Systems, enhancing electrification capabilities and off-highway portfolio

•	Significant new business wins and key production launches

•	Nominated eighth consecutive year for Automotive News PACE Award

MAUMEE, Ohio, Oct. 29, 2018 – Dana Incorporated (NYSE: DAN) today announced strong financial results for the third quarter of 2018.

“In the third quarter, Dana continued its strong revenue growth, a result of improved end-market demand, market share gains, and the launch of our strong sales backlog, including our class-leading Spicer SmartConnect™ all-wheel drive system featuring Spicer® AdvanTEK® axle technology, which was recently named a finalist for the prestigious PACE Award,” said James Kamsickas, Dana president and chief executive officer. “Our team also continues to execute on strategic inorganic priorities, highlighted by the recent announcement of a definitive agreement to acquire the Drive Systems segment of the Oerlikon Group. Combined with the recent acquisition of TM4, Dana is the only mobility supplier with full e-Propulsion system capability.”

Third-quarter 2018 Financial Results

Sales for the third quarter of 2018 totaled $1.98 billion, compared with $1.83 billion in the same period of 2017, representing an 8 percent increase. Adjusted for currency translations, due primarily to weaker Latin American currencies compared with the U.S. dollar, sales increased 10 percent over the same period last year. This double-digit growth on a constant currency basis was mainly the result of continued high demand across all three end markets and conversion of sales backlog.

Dana reported net income of $95 million for the third quarter of 2018, compared with net income of $69 million in the same period of 2017, primarily due to increased operating earnings associated with higher sales.

Diluted earnings per share were $0.65, compared with earnings per share of $0.46 in 2017.

Adjusted EBITDA for the third quarter of 2018 was $240 million, an increase of $24 million, or 11 percent, over the same period last year. This was driven principally by higher end-market demand, conversion of the sales backlog, and acquisition synergies while being partially offset by the effects of currency translation and higher commodity costs. Adjusted EBITDA margin was 12.1 percent in this year’s third quarter, a 30 basis-point improvement over last year. Stronger sales and operational performance more than offset the margin headwind attributable to the effects of higher raw material prices and the associated material recovery reflected in sales.

Diluted adjusted earnings per share were $0.77 in the third quarter of 2018, compared with $0.59 in the same period last year, reflecting the higher year-over-year operational earnings improvement.

Operating cash flow in the third quarter of 2018 was $124 million, compared with $181 million in the same period of 2017. Higher working-capital requirements to meet increased demand and elevated cash taxes due to regional profit mix more than offset the benefit of stronger earnings. In combination with slightly higher capital spend, free cash flow was $34 million in the third quarter of this year, compared with $99 million in 2017.

Company Affirms 2018 Guidance Ranges

Sales for this year are expected to be at the high end of the company’s guidance range, resulting in 12 percent growth over last year. The year-over-year improvement is due principally to continued strong end-market demand and conversion of its new-business backlog. With the increased level of commodity cost inflation, associated recoveries are expected to comprise approximately $65 million of the year-over-year sales comparison.

Adjusted EBITDA in 2018 is now expected to improve by approximately $130 million from 2017 for a margin improvement of 40 basis points. This improvement is driven primarily by higher sales levels, ongoing efficiency benefits, and acquisition synergies. The expected full-year margin reduction attributable to inflationary material recoveries of $65 million in sales and higher raw material costs of $105 million approximates 70 basis points.

Free cash flow is expected to be approximately 3 percent of sales due to slightly lower adjusted EBITDA and a higher level of working capital required by accelerating customer demand and the timing of new business ramp-up.

“As we finish strong this year, we are positioning our operations for continued profitable growth,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “Through the third quarter, we have achieved 15 percent year-over-year sales and profit growth, despite rising material costs. Over the last three years, we have improved margins an average of 40 basis points per year, and we remain confident in our business performance and our ability to continue to improve margin.”

2018 Full-year Financial Targets

•	Sales of $7,750 to $8,050 million;

•	Adjusted EBITDA of $950 to $1,010 million, an implied adjusted EBITDA margin of approximately 12.0 percent;

•	Diluted adjusted EPS[1] of $2.75 to $3.05;

•	Operating cash flow of approximately 7.0 percent of sales;

•	Capital spending of approximately 4.0 percent of sales; and

•	Free cash flow of approximately 3.0 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its third-quarter results in a conference call at 9 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 4569318 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on Oct. 29 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 4569318. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs more than 30,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, the company reported sales of $7.2 billion in 2017. Dana is ranked among the Drucker Institute’s listing of the 250 most effectively managed companies. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2018 and 2017

(In millions, except per share amounts)	Three Months Ended September 30,
	2018	2017
Net sales	$1,978	$1,831
Costs and expenses
Cost of sales	1,692	1,562
Selling, general and administrative expenses	119	124
Amortization of intangibles	2	4
Restructuring charges, net	9	2
Other expense, net	(9)

Earnings before interest and income taxes	147	139
Loss on extinguishment of debt		(13)
Interest income	3	3
Interest expense	24	25

Earnings before income taxes	126	104
Income tax expense	31	33
Equity in earnings of affiliates	1	2

Net income	96	73
Less: Noncontrolling interests net income	1	3
Less: Redeemable noncontrolling interests net income		1

Net income attributable to the parent company	$95	$69

Net income per share available to common stockholders
Basic	$0.66	$0.47
Diluted	$0.65	$0.46

Weighted-average shares outstanding - Basic	144.7	145.0
Weighted-average shares outstanding - Diluted	145.9	146.9

Cash dividends declared per share	$0.10	$0.06

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2018 and 2017

(In millions, except per share amounts)	Nine Months Ended September 30,
	2018	2017
Net sales	$6,170	$5,372
Costs and expenses
Cost of sales	5,269	4,562
Selling, general and administrative expenses	383	377
Amortization of intangibles	6	9
Restructuring charges, net	17	14
Impairment of indefinite-lived intangible asset	(20)
Adjustment in fair value of disposal group held for sale	3
Other expense, net	(19)	(12)

Earnings before interest and income taxes	459	398
Loss on extinguishment of debt		(19)
Interest income	8	8
Interest expense	71	79

Earnings before income taxes	396	308
Income tax expense	75	94
Equity in earnings of affiliates	13	12

Net income	334	226
Less: Noncontrolling interests net income	6	13
Less: Redeemable noncontrolling interests net income (loss)	1	(2)

Net income attributable to the parent company	$327	$215

Net income per share available to common stockholders
Basic	$2.25	$1.46
Diluted	$2.23	$1.45

Weighted-average shares outstanding - Basic	145.1	144.8
Weighted-average shares outstanding - Diluted	146.6	146.5

Cash dividends declared per share	$0.30	$0.18

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2018 and 2017

(In millions)	Three Months Ended September 30,
	2018	2017
Net income	$96	$73
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(19)	(1)
Hedging gains and losses	3	(14)
Defined benefit plans	21	19

Other comprehensive income	5	4

Total comprehensive income	101	77
Less: Comprehensive income attributable to noncontrolling interests		(5)
Less: Comprehensive income attributable to redeemable noncontrolling interests		(1)

Comprehensive income attributable to the parent company	$101	$71

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2018 and 2017

(In millions)	Nine Months Ended September 30,
	2018	2017
Net income	$334	$226
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(65)	(2)
Hedging gains and losses	(11)	(13)
Defined benefit plans	34	29

Other comprehensive income (loss)	(42)	14

Total comprehensive income	292	240
Less: Comprehensive income attributable to noncontrolling interests		(18)
Less: Comprehensive income attributable to redeemable noncontrolling interests

Comprehensive income attributable to the parent company	$292	$222

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of September 30, 2018 and December 31, 2017

(In millions, except share and per share amounts)	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$322	$603
Marketable securities	36	40
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2018 and 2017	1,228	994
Other	173	172
Inventories	1,100	969
Other current assets	103	97
Current assets of disposal group held for sale		7

Total current assets	2,962	2,882
Goodwill	249	127
Intangibles	173	174
Deferred tax assets	443	420
Other noncurrent assets	76	71
Investments in affiliates	216	163
Property, plant and equipment, net	1,828	1,807

Total assets	$5,947	$5,644

Liabilities and equity
Current liabilities
Short-term debt and current portion of long-term debt	$36	$40
Accounts payable	1,246	1,165
Accrued payroll and employee benefits	196	219
Taxes on income	67	53
Other accrued liabilities	254	220
Current liabilities of disposal group held for sale		5

Total current liabilities	1,799	1,702
Long-term debt, less debt issuance costs of $19 in 2018 and $22 in 2017	1,760	1,759
Pension and postretirement obligations	553	607
Other noncurrent liabilities	368	413
Noncurrent liabilities of disposal group held for sale		2

Total liabilities	4,480	4,483

Commitments and contingencies
Redeemable noncontrolling interests	103	47
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,662,794 and 144,984,050 shares outstanding	2	2
Additional paid-in capital	2,364	2,354
Retained earnings	371	86
Treasury stock, at cost (8,341,922 and 7,001,017 shares)	(119)	(87)
Accumulated other comprehensive loss	(1,379)	(1,342)

Total parent company stockholders’ equity	1,239	1,013
Noncontrolling interests	125	101

Total equity	1,364	1,114

Total liabilities and equity	$5,947	$5,644

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2018 and 2017

(In millions)	Three Months Ended September 30,
	2018	2017
Operating activities
Net income	$96	$73
Depreciation	63	58
Amortization of intangibles	3	4
Amortization of deferred financing charges	1	1
Call premium on debt		10
Write-off of deferred financing costs		3
Earnings of affiliates, net of dividends received		4
Stock compensation expense	4	7
Deferred income taxes	(2)	5
Pension contributions, net	1	(1)
Change in working capital	(37)	24
Other, net	(5)	(7)

Net cash provided by operating activities (1)	124	181

Investing activities
Purchases of property, plant and equipment (1)	(90)	(82)
Proceeds from sale of subsidiary, net of cash disposed	(6)
Purchases of marketable securities	(7)	(6)
Proceeds from maturities of marketable securities	7	3
Other, net	(2)

Net cash used in investing activities	(98)	(85)

Financing activities
Net change in short-term debt	(8)	(17)
Proceeds from long-term debt		276
Repayment of long-term debt	(6)	(352)
Call premium on debt		(10)
Deferred financing payments		(3)
Dividends paid to common stockholders	(14)	(9)
Distributions to noncontrolling interests	(3)	(4)
Contributions from noncontrolling interests	22
Payments to acquire redeemable noncontrolling interests	(43)
Other, net		3

Net cash used in financing activities	(52)	(116)

Net decrease in cash, cash equivalents and restricted cash	(26)	(20)
Cash, cash equivalents and restricted cash – beginning of period (2)	343	577
Effect of exchange rate changes on cash balances		11
Less: Cash contributed to disposal group held for sale	10

Cash, cash equivalents and restricted cash – end of period (2)	$327	$568

(1)	Free cash flow of $34 in 2018 and $99 in 2017 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.
(2)	Includes restricted cash of $5 at September 30, 2018, $4 at June 30, 2018, $10 at September 30, 2017 and $9 at June 30, 2017.

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2018 and 2017

(In millions)	Nine Months Ended September 30,
	2018	2017
Operating activities
Net income	$334	$226
Depreciation	187	162
Amortization of intangibles	8	10
Amortization of deferred financing charges	3	4
Call premium on debt		15
Write-off of deferred financing costs		4
Earnings of affiliates, net of dividends received	5	2
Stock compensation expense	13	17
Deferred income taxes	(47)	10
Pension contributions, net	2	(4)
Impairment of indefinite-lived intangible asset	20
Gain on sale of subsidiary		(3)
Adjustment in fair value of disposal group held for sale	(2)
Change in working capital	(269)	(80)
Other, net	(17)	(2)

Net cash provided by operating activities (1)	237	361

Investing activities
Purchases of property, plant and equipment (1)	(235)	(251)
Acquisition of businesses, net of cash acquired	(151)	(182)
Proceeds from previous acquisition	9
Proceeds from sale of subsidiary, net of cash disposed	(6)	3
Purchases of marketable securities	(36)	(23)
Proceeds from sales of marketable securities	6	1
Proceeds from maturities of marketable securities	30	16
Other, net	(2)	(1)

Net cash used in investing activities	(385)	(437)

Financing activities
Net change in short-term debt	(13)	(96)
Proceeds from long-term debt		676
Repayment of long-term debt	(8)	(640)
Call premium on debt		(15)
Deferred financing payments		(9)
Dividends paid to common stockholders	(43)	(26)
Distributions to noncontrolling interests	(7)	(7)
Repurchases of common stock	(25)
Contributions from noncontrolling interests	22
Payments to acquire redeemable noncontrolling interests	(43)
Other, net	(5)	4

Net cash used in financing activities	(122)	(113)

Net decrease in cash, cash equivalents and restricted cash	(270)	(189)
Cash, cash equivalents and restricted cash – beginning of period (2)	610	716
Effect of exchange rate changes on cash balances	(13)	41

Cash, cash equivalents and restricted cash – end of period (2)	$327	$568

(1)	Free cash flow of $2 in 2018 and $110 in 2017 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.
(2)	Includes restricted cash of $5 at September 30, 2018, $7 at December 31, 2017, $10 at September 30, 2017 and $9 at December 31, 2016.

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2018 and 2017

(In millions)	Three Months Ended September 30,
	2018	2017
Sales
Light Vehicle	$879	$805
Commercial Vehicle	406	371
Off-Highway	425	384
Power Technologies	268	271

Total Sales	$1,978	$1,831

Segment EBITDA
Light Vehicle	$102	$91
Commercial Vehicle	39	33
Off-Highway	69	55
Power Technologies	33	41

Total Segment EBITDA	243	220
Corporate expense and other items, net	(3)	(4)

Adjusted EBITDA	$240	$216

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2018 and 2017

(In millions)	Nine Months Ended September 30,
	2018	2017
Sales
Light Vehicle	$2,702	$2,369
Commercial Vehicle	1,217	1,057
Off-Highway	1,402	1,107
Power Technologies	849	839

Total Sales	$6,170	$5,372

Segment EBITDA
Light Vehicle	$297	$273
Commercial Vehicle	114	91
Off-Highway	220	157
Power Technologies	117	132

Total Segment EBITDA	748	653
Corporate expense and other items, net	(14)	(15)

Adjusted EBITDA	$734	$638

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended September 30, 2018 and 2017

(In millions)	Three Months Ended September 30,
	2018	2017
Segment EBITDA	$243	$220
Corporate expense and other items, net	(3)	(4)

Adjusted EBITDA	240	216
Depreciation	(63)	(58)
Amortization of intangibles	(3)	(4)
Non-service cost components of pension and OPEB costs	(3)
Restructuring	(9)	(2)
Stock compensation expense	(4)	(7)
Strategic transaction expenses	(6)	(3)
Amounts attributable to previously divested/closed operations		(1)
Other items	(5)	(2)

Earnings before interest and income taxes	147	139
Loss on extinguishment of debt		(13)
Interest expense	(24)	(25)
Interest income	3	3

Earnings before income taxes	126	104
Income tax expense	31	33
Equity in earnings of affiliates	1	2

Net income	$96	$73

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Nine Months Ended September 30, 2018 and 2017

(In millions)	Nine Month Ended September 30,
	2018	2017
Segment EBITDA	$748	$653
Corporate expense and other items, net	(14)	(15)

Adjusted EBITDA	734	638
Depreciation	(187)	(162)
Amortization of intangibles	(8)	(10)
Non-service cost components of pension and OPEB costs	(10)
Restructuring	(17)	(14)
Stock compensation expense	(13)	(17)
Strategic transaction expenses, net of transaction breakup fee income	(13)	(20)
Acquisition related inventory adjustments		(14)
Impairment of indefinite-lived intangible asset	(20)
Adjustment in fair value of disposal group held for sale	3
Amounts attributable to previously divested/closed operations		2
Other items	(10)	(5)

Earnings before interest and income taxes	459	398
Loss on extinguishment of debt		(19)
Interest expense	(71)	(79)
Interest income	8	8

Earnings before income taxes	396	308
Income tax expense	75	94
Equity in earnings of affiliates	13	12

Net income	$334	$226

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2018 and 2017

(In millions, except per share amounts)	Three Months Ended September 30,
	2018	2017
Net income attributable to parent company	$95	$69
Items impacting income before income taxes:
Restructuring charges	9	2
Amortization of intangibles	3	4
Strategic transaction expenses	6	3
Loss on extinguishment of debt		13
Other items	5	3
Items impacting income taxes:
Net income tax expense on items above	(5)	(8)

Adjusted net income	$113	$86

Diluted shares - as reported	145.9	146.9

Adjusted diluted shares	145.9	146.9

Diluted adjusted EPS	$0.77	$0.59

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2018 and 2017

(In millions, except per share amounts)	Nine Months Ended September 30,
	2018	2017
Net income attributable to parent company	$327	$215
Items impacting income before income taxes:
Restructuring charges	17	14
Amortization of intangibles	8	10
Strategic transaction expenses	13	20
Impairment of indefinite-lived intangible asset	20
Loss on extinguishment of debt		19
Acquisition related inventory adjustments		14
Other items	3	3
Items impacting income taxes:
Net income tax expense on items above	(15)	(17)
Tax benefit attributable to utilization of federal tax credits, state tax law changes and associated valuation allowance release	(46)
Tax expense attributable to international legal entity reorganization and retroactive application of new tax authority adminstrative policy	5

Adjusted net income	$332	$278

Diluted shares - as reported	146.6	146.5

Adjusted diluted shares	146.6	146.5

Diluted adjusted EPS	$2.26	$1.90